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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                             -------------------------

                                       FORM 8-K


                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934




                                 SEPTEMBER 29, 1998
                  Date of report (Date of earliest event reported)



                        CHILDREN'S BROADCASTING CORPORATION
                 (Exact Name of Registrant as Specified in Charter)




           MINNESOTA                  0-21534               41-1663712
  (State or Other Jurisdiction      (Commission            (IRS Employer
       of Incorporation)           File Number)       Identification Number)




                 724 FIRST STREET NORTH, MINNEAPOLIS, MINNESOTA 55401
             (Address of Principal Executive Offices, including Zip Code)


                                    (612) 338-3300
                 (Registrant's Telephone Number, including Area Code)




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ITEM 5    OTHER EVENTS

ABC/Disney Litigation

     On September 30, 1998, Children's Broadcasting Corporation (the "Company") was awarded $20 million in damages by a federal court jury in its lawsuit against ABC Radio Networks, Inc. and The Walt Disney Company (collectively, "ABC/Disney"). The jury found that ABC/Disney failed to perform under a strategic alliance with the Company, misappropriated one trade secret and used what they learned from the Company to launch their own children's radio format.

Sale of Assets to Catholic Radio Network, LLC

     On September 29, 1998, the Company entered into an agreement with Catholic Radio Network, LLC ("CRN"), attached hereto as exhibit 10.1, extending the scheduled closing of the sale of assets through October 16, 1998. This delay was required in order to enable CRN to obtain an alternate source of secondary financing after Bank of America announced, upon its merger with NationsBanc, that it would no longer provide financing to broadcast entities.

     The Company has communicated this information to Nasdaq and has requested that Nasdaq allow the Company's Common Stock to continue to list on the Nasdaq National Market through October. There can be no assurance that the sale of assets to CRN will be completed in October, if at all, and there can be no assurance that the Company's Common Stock will continue to list on Nasdaq.

Los Angeles Conditional Use Permit

     The Company has obtained a conditional use permit which allows it to proceed with its Los Angeles station power upgrade from 2,500 watts to 50,000 watts. The receipt of such permit represents the last regulatory approval required to upgrade the station's power which should have a significant impact on the value of the station to be sold to CRN.

Redemption of Series B Convertible Preferred Stock

     The Company has notified the holders of its Series B Convertible Preferred Stock (the "Preferred Shares") that the Company plans to redeem such shares, in their entirety, at a redemption price of $4.0425 per share on October 22, 1998. On October 1, 1998, pursuant to the terms of the related Securities Purchase Agreement, the Company issued additional five-year warrants to purchase an aggregate of 25,000 shares of Common Stock to the holders of Preferred Shares exercisable at $2.6755062 per share. Since the Company plans to fund this redemption with proceeds from the sale of assets to CRN, there can be no assurance that the Company will be able to redeem such shares.

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Share Repurchase Program

     The Company previously announced that it had authorized a share repurchase program pursuant to which it had repurchased 385,000 shares of its Common Stock at $3.187 per share, including commissions. Contrary to the instructions of the Company, the Company has learned that the broker-dealer with which it was working accumulated such shares, acting as principal, for the purpose of reselling such shares to the Company. While the Company plans to repurchase up to 385,000 shares of its Common Stock in the future, the Company has rescinded the previously announced repurchase due to the failure of its broker-dealer to comply with Rule 10b-18. Since the Company plans to fund future repurchases with the proceeds from the sale of assets to CRN, there can be no assurance that the Company will be able to repurchase shares.

General

     Reference is made to the cautionary statements of the Company, presented in its Annual Report on Form 10-KSB for the year ended December 31, 1998, filed on March 31, 1998.

ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

          10.1 First Amendment to Asset Purchase Agreement with Catholic Radio Network, LLC, dated September 29, 1998.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 2, 1998.


                          CHILDREN'S BROADCASTING CORPORATION


                          By:/s/ James G. Gilbertson
                             -----------------------------------------
                               James G. Gilbertson
                               Chief Operating Officer


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                                   EXHIBIT INDEX


Exhibit
Number    Description

10.1 First Amendment to Asset Purchase Agreement with Catholic Radio Network, LLC, dated September 29, 1998.